UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) January 25, 2024

AMCON DISTRIBUTING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Irvington Road, Omaha NE 68122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 402-331-3727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFO 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, AMCON Distributing Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on Thursday, January 25, 2024, at which meeting the Company's stockholders approved amendments to the Company's Certificate of Incorporation (the "Prior Certificate of Incorporation") to i) exculpate officers of the Company from personal liability for certain breaches of the duty of care (the "Exculpation Amendment"), and ii) provide for courts in Delaware to be the exclusive forum for certain legal actions and for federal courts of the United States of America to be the exclusive forum for certain legal actions (the "Exclusive Forum Amendment" and, together with the Exculpation Amendment, the "Amendments").

On January 25, 2024, the Company filed a Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") with the Secretary of State of the State of Delaware to reflect the Amendments to the Prior Certificate of Incorporation (and consolidate prior amendments), which became effective upon filing.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A more detailed description of the material changes in rights of the Company's stockholders as a result of the Exculpation Amendment and the Exclusive Forum Amendment was included in Proposal Nos. 3 and 4, respectively, of the Company's definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2023, which description is incorporated in its entirety herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on Thursday, January 25, 2024, at which Annual Meeting the Company’s stockholders voted upon the following matters:

•	The election of six members of the Company’s board of directors;

•	The ratification and approval of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year;

•	The approval of the Exculpation Amendment; and

•	The approval of the Exclusive Forum Amendment.

Election of Directors

At the Annual Meeting, Christopher H. Atayan, Jeremy W. Hobbs, John R. Loyack, Stanley Mayer, Timothy R. Pestotnik and Andrew C. Plummer each was elected as a director. The following is a summary of the votes cast at the Annual Meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Christopher H. Atayan	561,170	2,422
Jeremy W. Hobbs	561,448	2,144
John R. Loyack	553,238	10,354
Stanley Mayer	560,817	2,775
Timothy R. Pestotnik	510,193	53,399
Andrew C. Plummer	560,799	2,793

There were 31,869 broker non-votes with respect to this matter.

Ratification and Approval of Independent Registered Public Accounting Firm

At the Annual Meeting, the selection of RSM US LLP as the Company's independent registered public accounting firm for the Company's 2024 fiscal year was ratified and approved. The following is a summary of the votes cast at the Annual Meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Ratification and approval of the selection of RSM US LLP	595,216	201	44

There were no broker non-votes with respect to this matter.

Approval of the Exculpation Amendment

At the Annual Meeting, the Exculpation Amendment was approved. The following is a summary of the votes cast at the Annual Meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Approval of the Exculpation Amendment	516,554	46,973	65

There were 31,869 broker non-votes with respect to this matter.

Approval of the Exclusive Forum Amendment

At the Annual Meeting, the Exclusive Forum Amendment was approved. The following is a summary of the votes cast at the Annual Meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Approval of the Exclusive Forum Amendment	559,608	3,939	45

There were 31,869 broker non-votes with respect to this matter.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1	Restated Certificate of Incorporation of AMCON Distributing Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY
(Registrant)

Date: January 25, 2024	/s/ Charles J. Schmaderer
Name:	Charles J. Schmaderer
Title:	Vice President, Chief Financial Officer and Secretary